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          First National Bank of Commerce Credit Card Master Trust
                         Excess Spread Analysis
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
           For month ending:                          October-00

           Card Trust                                FNBC 1997-1
           Deal Size                                      $300MM
           Expected Maturity                           8/15/2002




             Portfolio Yield                              20.60%
                       Less:
              Wtd Avg Coupon                               6.23%
              Servicing Fees                               1.50%
                 Charge-offs                               5.10%

              Excess Spread:
                      Oct-00                               7.77%
                      Sep-00                               5.86%
                      Aug-00                               8.03%
                    3-mo avg                               7.22%
              Delinquencies:
               30 to 59 Days                               1.39%
               60 to 89 Days                               0.86%
                   90+  Days                               1.35%

                   30+  Days                               3.59%

       Monthly Payment Rate:                              13.57%

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